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                  [Pryor, Cashman, Sherman & Flynn letterhead]

                                                         December 8, 1997


Philips International Realty Corp.
417 Fifth Avenue
New York, NY  10016


Ladies and Gentlemen:


     We have acted as tax counsel to Philips International Realty Corp. (the "Company") in connection with the proposed transactions described in the Proxy Statement/Prospectus included as part of that certain Registration Statement on Form S-4 filed with the Securities and Exchange Commission on December 3, 1997, 1997, and as amended through the date hereof (the "Registration Statement"). In connection therewith, you have requested our opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the accuracy of the discussion included in the Registration Statement under the heading "Federal Income Tax Considerations."

     We hereby consent to the use of our opinion as an Exhibit to the Registration Statement and to any and all references to our firm in the Proxy Statement/Prospectus that is a part of the Registration Statement, which Proxy Statement/Prospectus will be delivered to prospective purchasers of shares of Common Stock in the Company, and we hereby consent to such use of our opinion. All defined terms used herein shall have the same meaning as used in the Registration Statement.



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Philips International Realty Corp.
December 8, 1997
Page 2


                        FACTS AND ASSUMPTIONS RELIED UPON

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the following:

     1. The Proxy Statement/Prospectus and the Registration Statement (including the exhibits thereto);

     2. The Partnership Agreement of the Operating Partnership;

     3. The Agreements of Limited Partnership of the Holding Partnerships;

     4. The Articles of Incorporation and Bylaws of the Company as in effect on the date hereof;

     5. The Contribution and Exchange Agreement; all as set forth as exhibits to the Registration Statement, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering opinions set forth herein.

     In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

     We have reviewed the descriptions set forth in the Registration Statement of the proposed investments, activities, operations and governance of the Company, the Operating Partnership and the Holding Partnerships. We have relied upon the facts set forth in the Registration Statement, and we assume that the Company, the Operating Partnership and the Holding Partnerships will each be operated in accordance with (i) applicable laws and the terms and conditions of applicable documents and (ii) the statements and representations made in the



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Philips International Realty Corp.
December 8, 1997
Page 3


Registration Statement. In addition, we are relying upon certain representations from the Company, the Operating Partnership and the Holding Partnerships that such entities will continue to be, where applicable, owned and operated as their predecessors are currently or otherwise in such a manner that the Company will satisfy the requirements for qualification as a REIT under the Code.

     The foregoing representations are all contained in a letter to us dated as of the date hereof (the "Certificate") . No facts have come to our attention that are inconsistent with the facts and representations set forth in the Certificate. To the extent that any of the written representations provided to us in the Certificate are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individual making such representations the relevant provisions of the Code, applicable Treasury Regulations and published administrative interpretations thereof.

OPINIONS

     Based upon and subject to the foregoing, we are of the following opinions:

     (1) Assuming that the actions contemplated in the Registration Statement are completed in a timely fashion and that a timely election for REIT status is made, the Company will be organized in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operation will enable it to qualify as a REIT commencing with the taxable year ending December 31, 1998 (or the short taxable year ending December 31, 1997, if a timely election is made with respect thereto); and

     (2) The discussion contained in that portion of the Registration Statement under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

     The opinions expressed herein are based upon the Code, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed


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Philips International Realty Corp.
December 8, 1997
Page 4

any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the Common Stock. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that are being made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information are, or later become, inaccurate or if any of the representations made to us are, or later become, inaccurate.

     We express no opinion with respect to the transactions described herein and in the Registration Statement other than those expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company making a timely election for REIT status and meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto.

     Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Common Stock.


                                           Very truly yours,

                                           /s/ Pryor, Cashman, Sherman & Flynn